[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.4

DRUG PRODUCT SUPPLY AGREEMENT

Between

TESARO Bio GmbH

And

Charles River Laboratories Contract Manufacturing PA, LLC

Dated

January 10, 2017

DRUG PRODUCT SUPPLY AGREEMENT

This DRUG PRODUCT SUPPLY AGREEMENT (this “Agreement”), made as of January 10, 2017 (the “Effective Date”), between TESARO Bio GmbH, having a principal place of business at Poststrasse 6, 6300 Zug, Switzerland, (together with its Affiliates, “Client”), and Charles River Laboratories Contract Manufacturing PA, LLC, a Delaware corporation having a principal place of business at 3 Chelsea Parkway, Boothwyn, PA 19061 (“CRL”).  Client and CRL may be referred to as a “Party” or, together, the “Parties”.

RECITALS

WHEREAS, CRL has the capability to manufacture the Drug Product (as defined below); and

WHEREAS, the Parties desire that CRL supply Client with the Drug Product under this Agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following initially capitalized terms, whether used in the singular or plural, shall have the following meanings:

1.1 “Act” means the U.S. Federal Food, Drug and Cosmetic Act as amended from time to time.

1.2 “Adverse Drug Experience” means any of: an “adverse drug experience,” a “life threatening adverse drug experience,” a “serious adverse drug experience,” or an “unexpected adverse drug experience,” as those terms are defined at either 21 C.F.R. § 312.32 or 21 C.F.R. § 314.80, or an “adverse event”, “adverse reaction”, “serious adverse event”, “serious adverse reaction” or “unexpected adverse reaction” as those terms are defined at Article 2 of the Directive 2001/20/EC on the approximation of the laws, regulations and administrative provisions of the EU Member States relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use (the “Clinical Trials Directive”) or at Article 1 of Directive 2001/83/EC on the Community code relating to medicinal products for human use (the “Community Code”).

1.3 “Affiliate” of a Party means any Person which directly or indirectly controls, is controlled by, or is under common control with such Person for so long as such control exists, where “control” means the decision-making authority as to such Person and, further, where such control

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

shall be presumed to exist where a Person owns more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity.

1.4 “Agreement” has the meaning set forth in the preamble hereof.
1.5 “Breaching Party” shall have the meaning set forth in Section 12.2.2.
1.6 “Business Day” means any day on which banking institutions in New York, New York are open for business.
1.7 “Calendar Quarter” means each successive period of three calendar months commencing January 1, April 1, July 1 and October 1.

1.8 “Calendar Year” means, for the first calendar year, the period commencing on the Effective Date and ending on December 31of the calendar year during which the Effective Date occurs, and each successive period thereafter during the term of this Agreement beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

1.9 “Certificate of Analysis” means a document identified as such and provided by CRL to Client or its designee that sets forth the analytical test results against the Specifications for a specified lot of Drug Product shipped to Client or its designee hereunder.

1.10 “Certificate of Compliance” means a document identified as such and provided by CRL to Client or its designee that certifies, warrants and reflects that each batch of Drug Product was produced and tested in compliance with the Specifications, cGMPs, the Master Batch Record and all other applicable regulatory documents.

1.11 “Claims” means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims and demands.
1.12 “Client” has the meaning set forth in the preamble hereof.
1.13 “Committee” shall have the meaning set forth in Section 2.4.1.
1.14 “Compound” means the active pharmaceutical ingredient for niraparib.

1.15 “Confidential Information” means all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer or other form, whether or not marked as confidential, provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to this Agreement or generated pursuant to this Agreement, including but not limited to, information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products, the terms of this Agreement and any other materials that have not been made available by the Disclosing Party to

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the general public. Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:

1.15.1 were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party to the extent such Receiving Party has documentary evidence to that effect;

1.15.2 were generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

1.15.3 became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

1.15.4 were disclosed to a Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

1.15.5 were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party and the Receiving Party has documentary evidence to that effect.

1.16 “Consent” means any consent, authorization, permit, certificate, license or approval of, exemption by, or filing or registration with, any Governmental Authority or other person.
1.17 “CRL” has the meaning set forth in the preamble hereof.
1.18 “Cost and Time Statement” shall have the meaning set forth in Section 3.2.2(b).
1.19 “CRL Data” shall have the meaning set forth in Section 9.6.2(b).
1.20 “CRL Invention” shall have the meaning set forth in Section 9.6.2(b).

1.21 “cGMPs” means all applicable standards relating to manufacturing practices for fine chemicals, active pharmaceutical ingredients, intermediates, bulk products or finished pharmaceutical products, including (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 210 and 211, as may be amended from time to time, (b) Laws promulgated by any Governmental Authority having jurisdiction over the manufacture of the Drug Product,  including but not limited to the Clinical Trials Directive, the Community Code, the Commission Directive 2003/94/EC laying down the principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use (the “GMP Directive”) and the related national implementing laws and regulations of the European Union (“EU”) Member States, as may be amended from time to time, and (c) guidance documents promulgated by any Governmental Authority having jurisdiction over the manufacture of the Drug Product, including but not limited to Volume 4 of

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“The rules governing medicinal products in the European Union” published by the European Commission (the “Notice to Applicants”), advisory opinions, compliance policy guides and guidelines, which guidance documents are being implemented by CRL or within the pharmaceutical manufacturing industry for such Drug Product and specifically identified by Client to be applicable to this Agreement, subject to any arrangements, additions or clarifications agreed to from time to time by the Parties in the Quality Agreement.

1.22 “Data” shall have the meaning set forth in Section 9.6.2(a).
1.23 “Disclosing Party” shall have the meaning set forth in the definition of Confidential Information.
1.24 “Discretionary Manufacturing Changes” shall have the meaning set forth in Section 3.2.2(b).

1.25 “Drug Product” means a prescription pharmaceutical product that contains Compound as the sole active ingredient supplied in bulk tablets for final labeling and packaging by Client or its designee.

1.26 “Effective Date” has the meaning set forth in the preamble hereof.
1.27 “Executed Batch Record” means the executed and completed Master Batch Record for each batch of Drug Product manufactured pursuant to the terms of this Agreement.
1.28 “Facility” shall mean CRL’s manufacturing facility located at 3 Chelsea Parkway, Boothwyn, PA.
1.29 “FDA” means the United States Food and Drug Administration and any successor thereto.
1.30 “File Retention Samples” shall have the meaning set forth in Section 6.5.
1.31 “Force Majeure Event” shall have the meaning set forth in Section 14.4.
1.32 “Forecast” shall have the meaning set forth in Section 5.1.

1.33 “Governmental Authority” means (a) any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of the United States or a federal, state, county, city or other political subdivision thereof and (b) any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of any supra-national organization, nation, state, or other political subdivision having jurisdiction over the Drug Product.

1.34 “ICH” means the International Conference on Harmonization of Technical Requirements for Pharmaceuticals for Human Use.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.35 “Indemnified Party” shall have the meaning set forth in Section 11.3.1.
1.36 “Indemnifying Party” shall have the meaning set forth in Section 11.3.1.
1.37 “Inspection Period” shall have the meaning set forth in Section 7.1.1.
1.38 “Intellectual Property Rights” shall have the meaning set forth in Section 9.6.2(a).
1.39 “Inventions” shall have the meaning set forth in Section 9.6.2(a).

1.40 “Laws” means all applicable laws, statutes, rules, regulations, including, without limitation, cGMPs, ICH guidelines, Investigational New Drug regulations at 21 C.F.R. § 312, New Drug Application (NDA) regulations at 21 C.F.R. § 314 and other applicable laws promulgated by any Governmental Authority having jurisdiction over the Drug Product, including, but not limited to, the Clinical Trials Directive, the Community Code, the GMP Directive and the related national implementing laws and regulations of the EU Member States, as may be amended from time to time, regulations and guidelines of the FDA or other applicable Governmental Authority, and applicable ordinances and other pronouncements having the binding effect of law of any Governmental Authority.

1.41 “Litigation Condition” shall have the meaning set forth in Section 11.3.2.
1.42 “Losses of Client” shall have the meaning set forth in Section 11.1.
1.43 “Losses of CRL” shall have the meaning set forth in Section 11.2.

1.44 “Manufacturing Activities” shall mean the manufacturing, processing, testing, packaging, storing and other activities undertaken or required to be undertaken by CRL or its suppliers in order to manufacture and supply Client with the Drug Product.

1.45 “Marketing Authorization” means, with respect to a country, the regulatory authorization required to market and sell Product in such country as granted by the relevant Governmental Authority.
1.46 “Master Batch Record” shall mean the current version of the master batch record approved by the Parties, which may be amended in writing from time to time by mutual agreement of the Parties.
1.47 “Materials” means the raw materials, components and other ingredients required to manufacture the Drug Product.
1.48 “Materials Certification” shall have the meaning set forth in Section 3.4.

1.49 “Nonconforming Drug Product” means any Drug Product supplied to Client by CRL under this Agreement that does not conform with the Specifications at the time that such Drug Product is delivered to Client or is damaged, does not meet the quantity requirements of the

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

applicable Purchase Order or has other defects discovered by Client. Each Nonconforming Drug Product shall be regarded as having a “Nonconformity”.
1.50 “Party” and “Parties” have the meanings set forth in the preamble hereof.
1.51 “PC” shall have the meaning set forth in Section 2.4.1.
1.52 “Person” means any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship or other business organization.
1.53 “Product” means a finished prescription pharmaceutical product that contains Compound as the sole active ingredient.
1.54 “Purchase Order” shall have the meaning set forth in Section 5.2.1(a).
1.55 “Quality Agreement” shall have the meaning set forth in Section 3.2.1.

1.56 “Recall” means any action (a) by Client to recover title to or possession of quantities of the Product sold or shipped to third parties (including, without limitation, the voluntary withdrawal of the Drug Product from the market), or (b) by any Governmental Authorities to seize or destroy the Product.  A Recall shall also include any action by either Party to refrain from selling or shipping quantities of the Product to third parties which would be subject to a Recall if sold or shipped.

1.57 “Receiving Party” shall have the meaning set forth in the definition of Confidential Information.
1.58 “Records” shall have the meaning set forth in Section 3.3.1.
1.59 “Required Manufacturing Changes” shall have the meaning set forth in Section 3.2.2(a).
1.60 “Retention Period” shall have the meaning set forth in Section 3.3.1.
1.61 “Shipping Costs” shall have the meaning set forth in Section 6.3.
1.62 “Specifications” means all specifications for the Drug Product as set forth on Schedule 1.62, as may be amended by the Parties from time to time.
1.63 “Supply Price” shall have the meaning set forth in Section 8.1.1.
1.64 “Third Party” means a Person who is not a Party or an Affiliate of a Party.
1.65 “Third Party Claim” shall have the meaning set forth in Section 11.3.1

1.66 “Waste” shall mean any “Hazardous Substance” and/or “Hazardous Material” as provided under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), any “Hazardous Waste” as provided under the Resource Conservation and Recovery

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Act (RCRA), and/or any other waste material, pollutant and/or contaminant of any kind including any routine process waste or any by-product arising from manufacture of the Drug Product.
ARTICLE 2

SUPPLY BY CRL

2.1 Commitment to Supply. Upon the terms and subject to the conditions of this Agreement and pursuant to Purchase Orders delivered from time to time by Client to CRL in accordance with Section 5.2, CRL shall manufacture, test, package in bulk, store, release and deliver and supply to Client or its designee the Drug Product in accordance with the Specifications, cGMPs, the Master Batch Record, the Quality Agreement and all applicable Laws. CRL acknowledges that time is of the essence in accordance with the terms of this Agreement.

2.2 Facilities, Equipment and Materials. Except for the equipment and facility construction provided to CRL by Client which is to be covered under a separate Equipment Agreement between the Parties, CRL agrees to provide, at its own cost and expense, all facilities, equipment, machinery and materials (other than as specifically set forth herein) in accordance with the Specifications and the Master Batch Records and labor necessary for the performance of the Manufacturing Activities.  CRL will not use any facility in the manufacture of the Drug Product other than the Facility.  CRL shall (a) ensure that the Facility and any other facilities or plants used by CRL to perform the Manufacturing Activities or to store the Drug Product is licensed by the FDA, and (b) [***]. In the event that Client determines during the assessment of the written notice that the change may require a regulatory filing, the Parties will work in good faith to discuss the change and determine an appropriate project plan. CRL shall delay the change as reasonably necessary to allow for sufficient time to file any regulatory filings and receive any approvals as required under applicable Laws.

2.3 Responsibility. Unless otherwise specified herein or expressly consented to in writing by Client, as between the Parties, CRL shall be solely responsible for performance of all activities necessary for Client to be supplied with Drug Product as contemplated hereunder. CRL shall not amend or modify the Specifications or Master Batch Record or any protocols, processes or procedures used to perform the Manufacturing Activities without the express prior written approval from Client. Unless otherwise expressly agreed in writing in advance by Client, CRL may not sublicense or subcontract the activities to be performed by CRL under this Agreement to an Affiliate, Third Party or other designee, except for the subcontractors of CRL as listed on Schedule 2.3.

2.4 Governance Committee.

2.4.1 Composition.  Within thirty (30) days of execution of the Agreement, the Parties will form a Governance Committee (the “Committee”).  The Committee will consist of up to three (3) representatives from each Party, including the Primary Contact (“PC”) and quality representative from each Party. The Committee will provide a forum for routine communication and discussion of Agreement deliverables and responsibilities.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.4.2 Meetings.  During the term of this Agreement, the Committee will schedule and hold routine meetings, at defined intervals acceptable to the Committee, but no less frequently then quarterly, with a minimum of two (2) face-to-face meetings annually. The PCs at each Party will develop agendas as well as supporting material requirements, define required participation and generate meeting notes for distribution. Each Party will bear all expenses of its representatives relative to their participation both on the Committee, and in the meetings of the Committee. Nothing prevents the Committee, or its respective members, from meeting on an ad hoc basis, as required.

2.4.3 Responsibilities. The Committee shall undertake the following responsibilities:
(a) review the most current Forecast and the binding portion thereof to ensure alignment on Agreement deliverables;
(b) review current status of all applicable critical inventories, including packaging materials, Drug Product and packaged Drug Product, and any other items deemed appropriate by the Committee;
(c) act as a forum for discussion of operational, technical, and quality issues, and any and all other relationship-driven issues, as required;

(d) advise the Parties regarding activities involved in day-to-day, tactical operations, involving additional subject matter experts from each Party as required to address specific activities and decisions; and

(e) recommend creation and resourcing of sub-teams as required to address specific issues.

2.4.4 Committee Designation Contact List.  The individual members of the Committee are set forth below.  Each Party may change any of its representatives to the Committee upon prior written notice to the other Party.

	CRL	Client
Primary Contact	[***]	[***]
Quality Representative	[***]	[***]
Technical Representative	[***]	[***]

ARTICLE 3

STANDARD TERMS OF SUPPLY OF DRUG PRODUCT

3.1 Regulatory Matters.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.1.1 Consents. CRL shall obtain all Consents for which it is responsible and are required by it as of the Effective Date pursuant to its performance of this Agreement. At all times, CRL shall maintain and comply with all the Consents required by any Governmental Authority having jurisdiction with respect to its manufacturing operations, the Manufacturing Activities and/or the Facility and that otherwise must  be obtained by CRL to permit the performance of its then current obligations under this Agreement. Notwithstanding the foregoing, Client shall obtain, maintain and comply with all Marketing Authorizations required in connection with the sale of the Product. In the event any Consent held by CRL relating to the Facility or its ability to manufacture the Drug Product in accordance with this Agreement is suspended or revoked, or CRL has material restrictions imposed upon it by any Governmental Authority affecting the Drug Product or the Facility, CRL shall immediately notify Client and shall promptly provide a schedule of compliance and such other information related thereto as is reasonably requested by Client.

3.1.2 Notification of Potential Adverse Impact on Manufacturing Activities. CRL shall notify Client promptly of any information that to CRL’s knowledge may have adverse regulatory compliance and/or reporting consequences concerning the Drug Product, Manufacturing Activities, or the Facility.

3.1.3 Governmental Authorities. CRL shall provide to Client any information reasonably requested by Client, and shall consult with Client before providing any information to any Governmental Authority, in connection with manufacture of Drug Product. CRL shall immediately advise Client of any requests by any Governmental Authority for inspections of the Facility that relate to the Drug Product or the Manufacturing Activities.

3.1.4 Inspection of Drug Product Suppliers by Governmental Authorities. In the event CRL is audited or inspected by a Governmental Authority relating to the Manufacturing Activities or the Drug Product, CRL shall promptly (but in any event, within one business day) notify Client of such audit or inspection as well as of any alleged violations or deficiencies relating to the Facility, process, and/or Drug Product, allow Client to be present during such audit or inspection, and shall promptly disclose to Client all relevant portions of any notice of observations or potential violations, as well as a copy of CRL’s response thereto. In addition, CRL will provide Client with unredacted (subject to Third Party confidentiality obligations) copies of any FDA Form 483(s) and Establishment Inspection Reports (or their equivalents) issued as a result of said audit or inspection and any follow-up written communications between CRL and the Governmental Authority. CRL shall use its commercially reasonable best efforts to correct all identified deficiencies in a timely manner and advise Client periodically of progress being made, as well as when all deficiencies have been corrected.

3.1.5 Adverse Reaction Reporting. To the extent permitted under applicable Laws, including the Health Insurance Portability and Accountability Act of 1996 and Directive 95/46/EC on the protection of individuals with regard to the processing of personal data and on the free movement of such data, and the related national implementing laws and regulations of individual EU Member States, each as amended, CRL shall promptly notify Client of all

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

information reported to it relating to any Adverse Drug Experience, whether expected or unexpected, relating to the use of the Product.

3.1.6 Notice of Changes to Marketing Authorization. Client shall provide CRL with sufficient advance notice of any changes to any Marketing Authorization that results in a change to the Materials or to CRL’s obligations hereunder.

3.2 Manufacturing Matters.

3.2.1 Quality Agreement. Within 30 days of execution of this Agreement, Client and CRL shall enter into the Quality Agreement (the “Quality Agreement”) appended to this Agreement as Schedule 3.2. To the extent there are any inconsistencies or conflicts between this Agreement and the Quality Agreement, the terms and conditions of this Agreement shall control unless the inconsistencies or conflicts directly relate to quality assurance or quality procedural aspects of the Manufacture Activities, in which case the Quality Agreement shall control. In the event that the Quality Agreement contains material provisions that substantially differ from applicable Laws, the applicable Laws shall control.

3.2.2 Specification Changes. Client shall be entitled to request changes to the Specifications from time to time. CRL shall endeavor to make all revisions to the Specifications requested by Client, in accordance with this Section 3.2.2 and all applicable Laws. Client retains the right and responsibility for final written approval of the Specifications prior to implementation by CRL.

(a) Required Manufacturing Changes. For changes to the Specifications that are required by a Governmental Authority, the Marketing Authorization or applicable Laws (collectively “Required Manufacturing Changes”), Client and CRL shall cooperate in making such changes and CRL shall implement such changes in compliance with such applicable Laws and as promptly as practicable.

(b) Discretionary Manufacturing Changes. For changes to the specifications that are not Required Manufacturing Changes (collectively “Discretionary Manufacturing Changes”), Client shall submit a request to CRL for any such Discretionary Manufacturing Changes. Upon receipt of such request from Client, CRL shall reasonably and in good faith determine (i) one time and/or ongoing costs that would be incurred resulting from the Discretionary Manufacturing Changes, (ii) any resulting planned changes in timing for the delivery of the Drug Product and (iii) the estimated time of implementing any such Discretionary Manufacturing Changes (the “Cost and Time Statement”). CRL shall provide the Cost and Time Statement to Client setting forth the terms on which CRL would be willing to make the Discretionary Manufacturing Changes and the Parties shall promptly discuss such Cost and Time Statement in good faith. Upon Client’s written approval of the Cost and Time Statement (or any amended version thereof based upon the discussion between the Parties), the Parties shall cooperate in making such Discretionary Manufacturing Changes and CRL shall implement such Discretionary Manufacturing Changes.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(c) Cost and Payment for Changes to the Specifications.

(i) For all changes to the Specifications pursuant to Section 3.2.2(a), Client shall be responsible for and pay CRL any and all amounts incurred in implementing a change to the Specifications.  For all changes to the Specifications pursuant to Section 3.2.2(b), Client shall be responsible for and pay CRL all amounts set forth in the Cost and Time Statement approved by Client in writing.  CRL agrees to use commercially reasonable efforts to minimize its costs associated with any Specification change.

(ii) For all changes to the Specifications that are necessitated because a change is required to the Facility generally, CRL shall be responsible for the costs and expenses of such changes.

3.2.3 Accident Reports. Each Party shall promptly notify the other of all material accidents related to the manufacture, handling, use or storage of Drug Product, including: (a) accidents resulting in significant personal injury requiring more than first aid treatment, (b) accidents resulting in chronic illness or loss of consciousness, (c) accidents resulting in material property damage, (d) accidents resulting in material environmental release and (e) accidents that result in regulatory, safety, health or environmental audits.

3.2.4 Handling of Materials; Wastes.  The generation, collection, storage, handling, transportation, movement and release of Waste generated by or on behalf of CRL in connection with the manufacture of the Drug Product will be the responsibility of CRL, at the cost and expense of CRL. CRL shall inform its employees, contractors and other personnel of any known or reasonably ascertainable chemical hazards associated with the Drug Product or any Wastes generated through performance of the Manufacturing Activities, and to provide such persons with reasonable training in the proper methods of handling and disposing of such items. In addition, CRL shall handle, accumulate, label, package, ship and dispose of all Wastes generated through performance of the Manufacturing Activities in accordance with all applicable Laws. In connection herewith, Client shall provide CRL with data on the chemical and physical properties, toxicity and handling, storing and shipping information for the Drug Product, including Material Safety Data Sheets (MSDS) or equivalent, and agree to provide updates to CRL as new related information becomes available to Client.

3.2.5 Information

(a) Documentation for Governmental Authority Requirements. CRL shall maintain complete and accurate documentation of all validation data, stability testing data, batch records, quality control and laboratory testing and any other data required under cGMPs and other requirements of any relevant Governmental Authority in connection with the performance of any Manufacturing Activities hereunder. CRL shall provide Client with such documentation promptly upon Client’s request.

(b) Technical Information. As set forth in the Quality Agreement, CRL, at its sole cost and expense, shall, upon receiving a written request from Client, supply technical

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

information on the Drug Product and methods of manufacture and testing to the extent that such information is necessary both to enable Client to fulfill its obligations within this Agreement or in its agreements with its customers, including compliance with any statutory or regulatory requirements of, or a request by, any Governmental Authority.  To the extent Client requests technical information that CRL has previously provided to Client or its designee, but nonetheless Client requests such information to be re-sent or re-delivered, CRL’s standard hourly rates, shall supply such requests for information.

(c) Other Information.  CRL will supply Client, for use by Client and its Affiliates and their respective licensees, sublicensees and/or contractors, such other data and information related to the Manufacturing Activities as Client may from time to time reasonably request. To the extent Client requests such other data or information that CRL has previously provided to Client or designee, but Client nonetheless requests such other data or information to be re-sent or re-delivered, CRL’s standard hourly rates, shall supply such requests for data or information.

3.3 Storage Obligations, Containers and Inventories.

3.3.1 Records, Retained Samples and Storage. CRL shall retain all materials, data and documentation obtained or generated by CRL in the course of performing the Manufacturing Activities, including, without limitation, reference standards, retained samples of Drug Product and key intermediaries, computerized records and files and records from each batch of Drug Product (collectively, the “Records”) in a secure area reasonably protected from fire, theft and destruction for the longer of (a) five (5) years after completion of the applicable Purchase Order under which such Records were generated or (b) two (2) years past the last expiration date of Drug Product supplied under this Agreement, or, in each case, for such longer period as is required by applicable Laws for record keeping, testing and regulatory purposes or specified in the Quality Agreement (the “Retention Period”). At the end of the Retention Period, all Records will, at Client’s option, either be (i) delivered to Client or to its designee in such form as is then currently in the possession of CRL at Client’s cost, (ii) retained by CRL, at Client’s cost, until further disposition instructions are received, or (iii) disposed of, at the direction and written request of Client at Client’s cost.  In no event will CRL dispose of any Records without first giving Client at least sixty (60) days’ prior written notice of its intent to do so and an opportunity to have the Records transferred to Client.  While in the possession and control of CRL, Records will be available during audits or at other mutually agreed to times for inspection, examination, review or copying by Client and its representatives; provided,  however, that CRL may exclude or redact from such Records any confidential or proprietary information of Third Parties.  Notwithstanding anything in this Section 3.3.1 to the contrary, CRL may retain copies of any Records as necessary to comply with applicable Law, regulatory requirements or its obligations under this Agreement, subject to the obligations of confidentiality of CRL under this Agreement.

3.3.2 Storage.  When storing Drug Product, Compound, nonconforming Compound or Wastes, CRL shall comply with and maintain all storage facilities in compliance with Specifications and in accordance with cGMPs and applicable Laws.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.3.3 Containers and Packaging. CRL shall supply the Drug Product in such containers and packaging and with such container closure systems and labeling as set forth in the Master Batch Record.

3.4 Materials Suppliers. Notwithstanding anything to the contrary contained herein, (a) CRL shall obtain Materials only from such suppliers named in the relevant Marketing Authorization, (b) CRL will perform paper audits of its Material suppliers as provided in the Quality Agreement, and (c) CRL shall prepare all certifications as to any Materials required by cGMPs or Laws, (each, a “Materials Certification”). Such Materials Certifications shall include, without limitation, all certifications required by Laws related to Materials derived from animal products.

3.5 Facility.
3.5.1 Sole Location. The Facility shall be the only location where CRL performs the Manufacturing Activities unless otherwise agreed to in writing by Client, in accordance with Section 2.2.

3.5.2 Certain Prohibitions. CRL shall not manufacture, store or process any Drug Product in the same building in which CRL manufactures, stores or processes penicillins, genetically modified organisms, cephalosporins, and infectious agents (e.g., spore-bearing and live viruses).

3.5.3 Representatives. In connection with the monitoring of this Agreement, subject to reasonable advance notice and compliance with CRL’s policies for visitors to the Facility, Client shall be allowed to have, at Client’s cost, representatives on site at CRL, access to the portions of CRL’s Facility used in the manufacture, generation, storage, testing, treatment, holding, transportation, distribution or other handling or receiving of the Compound and Drug Product and all associated records for the purpose of observing, reporting on, and consulting as to such activities, and adequate temporary desk space and other reasonable resources available to these representatives during the periods they are working at CRL. In addition, Client shall have the right, subject to any Third Party confidentiality obligations and prior advance notice of at least ten (10) Business Days and approval by CRL, not to be unreasonably withheld, refused, conditioned or delayed, and during normal business hours, to examine those technical records made by CRL that relate to the manufacture of Drug Product and CRL’s operations generally.

3.6 Monitoring and Recordkeeping; Operating Procedures. Throughout the term of this Agreement, and for so long thereafter as is required by applicable Laws, CRL shall monitor and maintain reasonable records respecting its compliance with cGMPs, including through the establishment and implementation of such operating procedures as are reasonably necessary to assure such compliance. [***]

3.7 Inspection, Access and Documentation.
3.7.1 Audit Rights. For the purpose of permitting a routine quality and compliance audit, including to ascertain compliance with cGMPs, Specifications and applicable Laws, CRL

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

shall grant to authorized representatives of Client (or a Third Party hired on behalf of Client who is reasonably acceptable to CRL), upon reasonable notice, access to the Facility for one (1) two (2)-day period annually. Client shall provide CRL at least ten (10) Business Days’ notice in writing of the desire to have such access; provided, however, that in the event of an Adverse Drug Experience, any proposed or actual inspection by a Governmental Authority, an emergency involving the Product, or for cause (determined in good faith), Client shall have the right at any time upon oral or written notice to CRL of one (1) Business Day to conduct an audit of the Facility without reference to the annual limitation described above. CRL shall promptly respond to Client’s request and the Parties shall agree on the time, scope and manner of the audit.

3.7.2 cGMP Documentation. CRL shall maintain, in accordance with and for the period required under cGMPs and applicable Laws, complete and adequate records pertaining to the methods and facilities used for the manufacture, processing, testing, packing, labeling, holding and distribution of the Drug Product.

3.8 Compliance and Quality.

3.8.1 Compliance Standards. CRL is solely responsible for the safety and health of its employees, consultants and visitors and compliance with all Laws related to health, safety and the environment, including, without limitation, providing its employees, consultants and visitors with all required information and training concerning any potential hazards involved in the manufacture, packaging, storage and supply of the Drug Product and taking any precautionary measures to protect its employees from any such hazards. In connection herewith, Client shall provide CRL with data on the chemical and physical properties, toxicity and handling, storing and shipping information for the Drug Product, including Material Safety Data Sheets (MSDS) or equivalent, and agrees to provide updates to CRL as new related information becomes available to Client.

3.8.2 Quality Assurance; Quality Control. CRL shall implement and perform testing against the Specifications and such other quality assurance and quality control procedures as required by cGMPs and applicable Laws.

3.9 Provision of Information. CRL shall provide to Client copies (in electronic or hard-copy form, as requested by Client) of all data generated during the term of this Agreement as may be reasonably requested from time to time by Client.

ARTICLE 4

SUPPLY OF COMPOUND

4.1 Supply. At least thirty (30) business days prior to the start of Manufacturing Activities, Client will provide CRL with Compound, at no cost to CRL, in sufficient quantity to enable CRL to perform the Manufacturing Activities and supply Drug Product to Client. Upon receipt of the Compound by CRL, CRL shall test the API against the Specifications as indicated on Schedule 1.62.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.2 Consignment Stock. All Compound supplied to CRL by Client is supplied as consignment stock and shall at all times remain the property of Client.  All Compound shall be kept segregated and clearly identified as the property of Client at the Facility, stored in accordance with Client’s instructions.  Title to the Compound will at all times be and remain with Client.  Upon expiration or termination of this Agreement, CRL shall, at the election of Client, return to Client, or dispose of, all unused Compound supplied by Client in accordance with Client’s instructions and at Client’s cost.

4.3 Use of the Compound. CRL shall use the Compound only to perform the Manufacturing Activities to produce and supply the Drug Product to Client.

4.4 Representations and Warranties of CRL for Compound. CRL represents, warrants and covenants that Compound will be held at the Facility only, unless otherwise consented by Client in writing (which consent shall not be unreasonably withheld), and that such Facility, at CRL’s sole cost and expense, has and will, for such time as such Compound will be maintained meet the requirements established by applicable Governmental Authorities, and that the Compound will always be maintained in accordance with cGMPs, the Quality Agreement (including storage conditions specified therein), the Specifications and all applicable Laws (including, without limitation, the receipt and possession of all applicable permits and authorizations), as well as Client’s reasonable written instructions.

4.5 Inspection. At no additional cost to Client, Client shall be entitled to inspect the Compound and its related records during normal business hours upon reasonable request and prior written notice, it being understood that Client shall make reasonable efforts to minimize interference with CRL’s ordinary course of business.

4.6 Risk of Loss. The risks of loss, damage or destruction of the Compound delivered to CRL shall be borne by CRL from the date of delivery to the Facility until delivery in accordance with Section 6.2 below.

4.7 Withdrawals of Stock.

4.7.1 Withdrawal. CRL shall be entitled to withdraw Compound for the performance of the Manufacturing Activities according to the terms and conditions of this Agreement and respecting the procedure of first expiry/first out, except for Compound that is beyond re-test.

4.7.2 Statement of Use.  Within seven (7) days after the end of each quarter during the term of this Agreement, CRL shall send Client a statement of usage and inventory showing the following items: (a) the quantities of Compound supplied by Client; (b) the quantities of Compound in CRL’s inventory at the beginning of the calendar quarter; (c) the quantities of Compound withdrawn by CRL; (d) the quantities of Compound used by CRL in performing the Manufacturing Activities; (e) any quantities of Compound lost or destroyed while held as consignment stock or following withdrawal from consignment stock; (f) any quantities of Compound for which CRL is unable to account; (g) Compound that is no longer useable because of degradation due to stability or that is beyond re-test; and (h) the quantities of Compound in

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CRL’s inventory at the end of the month. If, based upon its inspections of the Compound pursuant to Section 4.5, Client disputes any of the items on the statement of usage and inventory, the Parties will promptly meet to attempt to resolve such disagreement.

4.7.3 Responsibility for Compound Lost or Destroyed. In addition to any other remedies available to Client at law or in equity, CRL shall be entirely responsible for Compound lost or destroyed for reasons other than nonconformance of Compound with the Specifications or used by CRL in the Manufacturing Activities.

4.7.4 Late Delivery of Compound.  If Client’s delivery of the Compound to CRL is late, Client acknowledges that CRL shall have no liability to the extent that such late delivery of the Drug Product precludes or otherwise limits CRL’s performance as agreed between the Parties in writing.

ARTICLE 5

FORECASTING AND ORDERING

5.1 Forecast. Within ten (10) business days of the Effective Date, and on or prior to the first business day of each Calendar Quarter thereafter during the term of this Agreement, Client shall provide CRL with a rolling six (6) Calendar Quarter non-binding, good faith estimate of the quantities of Drug Product that Client foresees it will order from CRL during such six (6) Calendar Quarter period, including any validation batches (each, a “Forecast”), with quarterly updates.  The volume requirements for Drug Product as set forth for the [***] of each Forecast will be a binding commitment to purchase the specified volumes of Drug Product for such Calendar Quarter.  The binding portion of each Forecast may be changed by the mutual written agreement of the Parties.

5.2 Ordering Under the Forecast.
5.2.1 Purchase Orders.

(a) Delivery of Purchase Order. Client may from time to time place purchase orders with CRL for quantities of Drug Product at least ninety (90) days prior to the delivery date specified in each respective purchase order (each, a “Purchase Order”). On each Purchase Order submitted by Client, Client shall specify the requested quantity, delivery date(s), shipment method and destination(s) of Drug Product being ordered. Each Purchase Order corresponding with the binding portion of each Forecast must be consistent therewith, provided that Client may order a larger quantity of Drug Product than specified in the binding portion, subject to Section 5.2. CRL shall deliver Drug Product against each Purchase Order in accordance with this Article 5. Client shall purchase all such Drug Product ordered and delivered by the delivery date specified in a Purchase Order, and CRL shall use commercially reasonable efforts to supply any quantity of Drug Product ordered in the aggregate that exceeds [***] percent ([***]%) the quantity in the Forecast. All Purchase Orders shall be for full batch quantities of Drug Product or integral multiples thereof.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) Acceptance of Purchase Order. All Purchase Orders shall be deemed accepted by CRL upon receipt; provided, that CRL may reject any portion of a Purchase Order that exceeds [***] percent ([***]%) of the projections set forth in the most recent Forecast if CRL provides written notice to Client of such rejection within fourteen (14) days of CRL’s receipt of the applicable Purchase Order. Once accepted, a Purchase Order becomes part of this Agreement and no changes may be made without mutual written agreement of CRL and Client.

(c) Integration; Conflicting Terms.  This Agreement sets forth the exclusive contract terms between the Parties with respect to, and shall apply to, all orders for the Drug Product. Any terms in a Purchase Order, sales order, invoice or other notice submitted by either Party to the other Party that are different from or additional to the provisions hereof shall be null and void notwithstanding CRL’s delivery of, and Client’s acceptance of, the Drug Product under any Purchase Order, sales order, invoice or other notice containing such terms.

5.3 Addressees for Correspondence. All Forecasts, Purchase Orders, written acceptances of Purchase Orders and other notices contemplated under this Article 5 shall be sent to the attention of such persons as each Party may identify to the other in writing from time to time.

ARTICLE 6

SHIPPING AND DELIVERY; STORAGE

6.1 Shipping and Delivery Dates. CRL shall arrange for the shipment of Drug Product to Client’s (or its designee’s) designated facilities as stated on the Purchase Order and in a manner consistent with good commercial practices, and in accordance with any agreed-upon shipping specifications, this Agreement and Client’s or its designee’s reasonable instructions. CRL shall not ship any Drug Product until CRL receives a written release from Client as provided in the Quality Agreement.

6.2 Terms of Delivery. Once Client has released the Drug Product in accordance with Section 6.4, CRL shall deliver the Drug Product FCA the Facility (Incoterms 2010), in accordance with Client’s instructions.

6.3 Shipping Costs. Client shall pay all costs, expenses, taxes, levies, tariffs, brokerage fees, insurance premiums and other costs and charges assessed or levied in connection with the transportation of Drug Product from CRL’s Facility to Client pursuant to Section 6.1 (the “Shipping Costs”). If CRL pays any of the Shipping Costs on behalf of Client, then CRL shall invoice such Shipping Costs to Client and Client shall pay such costs.

6.4 Documentation and Release. Prior to each shipment of Drug Product, CRL shall provide Client with a Certificate of Analysis and a Certificate of Compliance, as required by the Quality Agreement, and, at Client’s request, CRL shall provide Client with reasonable access to any applicable supporting data. Prior to release of the Drug Product, CRL shall test the Drug Product in accordance with the testing procedures described in Schedule 1.62 and against the Specifications, and shall provide Client with a copy of the applicable Executed Batch Record for each batch shipped and a copy of the applicable deviation or other investigatory report, if any.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Client shall review the Certificate of Analysis and the Certificate of Compliance and indicate to CRL within [***]  ([***]) days after receipt of such certificates, whether to release each batch of Drug Product for shipment in accordance with the Quality Agreement.  If Client does not provide notice to CRL within such [***]  ([***]) day period, CRL shall store the Drug Product pursuant to Section 6.6.2 or until such time as the Drug Product is released. With each shipment of Drug Product, CRL shall provide Client with commercially appropriate shipping documentation, including bills of lading.

6.5 Retention of Samples. CRL shall properly store and retain appropriate samples (identified by batch number) of Drug Product that it supplies to Client in conditions and for times consistent with all applicable Laws and to permit appropriate or required internal and regulatory checks and references (collectively, the “File Retention Samples”). CRL shall provide Client with reasonable access to and portions of the File Retention Samples for testing and other purposes upon Client’s request.

6.6 Storage of Drug Product.

6.6.1 Prior to delivery, all Drug Product at the Facility will be stored in a clean secured and segregated area and otherwise in accordance with cGMPs, the Quality Agreement (including storage conditions specified therein), the Specifications and all applicable Laws, as well as Client’s reasonable prior written instructions.

6.6.2 Notwithstanding anything to the contrary contained herein, Client may request that CRL, rather than ship Drug Product upon completion to a designated location, store the Drug Product at the Facility until such time as Client requests that the Drug Product be shipped to a designated location. In the event that Client requests that the Drug Product be stored at the Facility, (a) the provisions of Section 6.6.1 shall be applicable to any such Drug Product, (b) the risk of loss, damage or destruction of the Drug Product shall be borne by CRL until it is delivered to the stipulated Carrier pursuant to Section 6.2, (c) Client shall pay the storage cost (including insurance) mutually agreed upon by the Parties in connection with the storage, and (d) the amount of Drug Product stored shall be limited to an amount as reasonably agreed to by the Parties.

ARTICLE 7

INSPECTION AND DEFECTIVE DRUG PRODUCT; RECALL

7.1 Inspection by Client.

7.1.1 Inspection of Drug Product. All Drug Product shall be received subject to Client’s right of inspection and rejection.  Within [***]  ([***]) days following its receipt of a shipment of Drug Product (the “Inspection Period”), Client or its designee may inspect such shipment and reject all or any part of such shipment that contains Nonconforming Drug Product, as determined by reasonable and customary visual inspection.  Upon detection of any Nonconformity prior to the expiration of the Inspection Period, Client shall promptly notify CRL of any Nonconformity and the nature and type of the alleged Nonconformity.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.1.2 Acceptance of Drug Product.  If notice is not given by Client or its designee pursuant to Section 7.1.1 during the Inspection Period, then the shipment shall be deemed accepted by Client for purposes of this  Article 7 and, except as provided in Section 7.2, may not be rejected pursuant to Section 7.3 or Section 7.4.

7.2 Latent Defects.  In the case of Drug Product with defects not discoverable through the use of reasonable and customary visual inspection, each Party shall notify the other Party of any such defects discovered by such Party promptly following such Party’s discovery thereof. Notwithstanding anything to the contrary contained herein, in the case of such latent defects, Client shall have [***]  ([***]) days from the earlier of (a) date of discovery of such latent defect, or (b) expiration of the shelf life of the Drug Product, to notify CRL of such latent defect.

7.3 Nonconforming Drug Product.

7.3.1 Nonconforming Drug Product. In any case where Client or its designee expects to reject or otherwise make a claim against CRL with respect to Nonconforming Drug Product, CRL shall be offered a reasonable opportunity to offer proof or evidence as to why such alleged Nonconforming Drug Product should not be rejected and to inspect and/or test such Drug Product. Client shall supply CRL with any evidence it or its designee has that relates to Nonconforming Drug Product.

7.3.2 Testing of File Retention Samples. In the event of any dispute as to whether Drug Product may be rightfully rejected by Client or its designee for failure to conform to the Specifications or to be manufactured in accordance with cGMPs, such Drug Product shall be tested, using the File Retention Samples, for conformity with the applicable Specifications and cGMPs and acceptance criteria by an independent testing organization mutually acceptable to both Parties, which analysis shall be binding on CRL and Client solely for the purpose of determining whether such Drug Product may be rightfully rejected as having a Nonconformity, damaged or otherwise defective. The fees and expenses charged by such independent testing organization shall be paid by the Party in error.

7.3.3 Rejection by Client.  Subject to the provisions of this Article 7, Client has the right to reject and return, at the expense of CRL, any portion of any shipment of Drug Product as to which (a) CRL has not responded to a notice of Nonconformity within [***]  ([***]) days of receipt thereof, (b) an independent expert engaged under Section 7.3.2 has found is Nonconforming, or (c) the Parties agree is Nonconforming, without invalidating any remainder of such shipment.

7.3.4 Disposal of Rejected Drug Product. All or part of any shipment of Nonconforming Drug Product rejected by Client in accordance with Section 7.3.3 shall be held by Client or its designee for a period of [***]  ([***]) days following notice to CRL for proper disposal by CRL, at CRL’s expense. If CRL does not provide instructions for disposal of the Drug Product within such period, then Client or its designee may dispose of such Drug Product and CRL shall either pay or reimburse Client or its designee for all costs and expenses incurred by Client or its designee in connection with the disposal of such Drug Product. All or part of any

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

shipment of Drug Product determined to have a Nonconformity prior to its release for shipment to Client or its designee shall be properly disposed of by CRL, at CRL’s expense.

7.4 Remedies. In the event Client or its designee rejects any or all of a shipment for Nonconformity resulting from CRL’s breach of this Agreement, or its negligence or willful misconduct in performance of its obligations, then CRL will promptly, at Client’s option, (a) replace the Nonconforming Drug Product with Drug Product that meets the Specifications, the Purchase Order and the other requirements set forth under this Agreement, at CRL’s cost, or (b) refund Client for the invoice price of any amounts paid in respect of the Nonconforming Drug Product.

7.5 Product Recall.
7.5.1 Recalls.

(a) Client and CRL will each maintain records necessary to permit a Recall of the Drug Product delivered to Client or the Product delivered to customers of Client.  Each Party will promptly notify the other Party of any information which might affect the marketability, safety or effectiveness of the Product or to its knowledge may reasonably result in the Recall or seizure of the Drug Product or the Product.  Upon receipt of such information, each Party will stop making any further shipments of the Drug Product in its possession or control until a decision has been made whether a Recall or some other corrective action is necessary.  Client, in its sole responsibility and discretion, shall be entitled to make all decisions with respect to any recall, market withdrawals or other corrective action related to the Product.

(b) If (i) any Governmental Authority issues a directive, order or written request that the Product be Recalled, (ii) a court of competent jurisdiction orders a Recall, or (iii) Client determines that the Product should be Recalled or that a “Dear Doctor” letter is required for the Product, CRL shall provide all reasonable assistance requested by Client with respect thereto.

7.5.2 Costs Associated with Product Recall.

(a) The out-of-pocket costs associated with any Recall, including the cost of replacement Compound, shall be borne by the Parties in proportion to which any such Recall is required as a result of CRL’s (or its suppliers’, permitted subcontractors’ or Affiliates’) or Client’s (or its designees’, subcontractors’ or Affiliates’) breach of their respective obligations or representations or warranties under this Agreement, including the Quality Agreement. If neither Party is in breach, Client shall be responsible for such costs.

(b) If a Recall or return results from, or arises out of, a failure by CRL to manufacture the Drug Product in accordance with the Specifications or cGMPs, then CRL shall be responsible for Client’s documented expenses of the Recall or return and CRL shall promptly, at Client’s option, (i) replace the Nonconforming Drug Product with Drug Product that meets the Specifications and cGMPs, at CRL’s own cost, or (ii) refund Client for the invoice price of any amounts paid in respect of the Nonconforming Drug Product.  In either case, CRL shall be

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

responsible for reimbursing Client for the cost of any lost Compound.  Additionally, CRL shall bear the cost of disposition for any damaged, defective, returned or Recalled Drug Product for which it bears responsibility under this Section 7.5.2.  Client will give CRL prompt written notice of any Recalls for which Client believes CRL has responsibility under this Section 7.5.2.  In all other circumstances, Recalls, returns or other corrective actions will be made at Client’s cost and expense.

7.6 Inability to Supply.

7.6.1 Notice of Inability to Supply.  CRL shall notify Client within five (5) days of (a) any damage to the Facility or other issue relating to the Facility that will or may affect or delay CRL’s ability to manufacture Drug Product under this Agreement, or (b) the occurrence of any other event that may or will impact CRL’s ability to fill an accepted Purchase Order by the requested delivery date or otherwise meet its obligations under this Agreement.  The foregoing will not be deemed a limitation on CRL’s obligations or the rights of Client under this Agreement.

7.6.2 Costs Incurred as a Result of CRL’s Failure to Supply. To the extent Client incurs any additional costs or expenses as a result of a delay in or failure by CRL to supply, CRL shall promptly reimburse Client for such additional costs and expenses upon written invoice therefore with reasonable supporting documentation; provided, however, if Client is required to obtain Drug Product from an alternate source, CRL shall not be required to reimburse Client for more than [***] percent ([***]%) of the supply price charged by CRL pursuant to Section 8.1 for such alternate supply of Drug Product.

ARTICLE 8

FINANCIAL PROVISIONS

8.1 Supply Price.
8.1.1 Initial Supply Price. CRL shall supply Drug Product to Client at the price per batch as set forth in Schedule 8.1 (the “Supply Price”).

8.1.2 Changes to Supply Price.  The Supply Price will not be increased during the first year following the Effective Date.  Thereafter, the Parties will review the Supply Price on an annual basis.  At least thirty (30) days prior to each anniversary of the Effective Date, CRL shall submit to Client a revised Supply Price reflecting increases or decreases in the costs of materials, supplies, utilities or labor used to manufacture the Drug Product for the upcoming year and any documentation reasonably requested by Client supporting such revised Supply Price.  Client and CRL will negotiate in good faith to agree on an amended Supply Price; provided, that the annual increase to the Supply Price, shall not exceed the lesser of (a) the percentage increase over the relevant period in the Producer Price Index Pharmaceutical Commodity Index or (b) [***] percent ([***]%).  Notwithstanding the foregoing, if the Specifications or Purchase Order are revised, the Parties shall promptly negotiate in good faith any amendments to the Supply Price necessary to reflect such revisions.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.2 Process Improvements and Sharing of Cost Efficiencies. CRL shall be committed to developing and implementing, continuous cost, quality and customer service improvement programs by seeking productivity improvements, by minimizing waste and improving yields, by purchasing quality materials at lower cost, by improving manufacturing processes, by streamlining organizational processes, by reducing cycle times and lead times and the like. In each December during the term of this Agreement, the Parties shall meet to discuss and set targets and goals of cost reductions and quality and customer service improvements for the following twelve (12)-month period, and to discuss the impact of any cost saving achieved during the previous twelve (12)-month period on the Drug Product pricing. The Parties agree to negotiate in good faith changes to Drug Product pricing to share equitably in any such cost savings so achieved.

8.3 Manner of Payments. All sums due to either Party under this Agreement shall be payable in United States Dollars by bank wire transfer in immediately available funds to such bank account(s) as each of CRL and Client shall from time to time designate, unless otherwise agreed by the Parties in writing.

8.4 Invoices; Timing of Payments. CRL shall invoice Client for all Drug Product supplied hereunder on the completion date of manufacturing, and for all other amounts due to CRL, if any, hereunder monthly in arrears. Each invoice shall specify the Purchase Order number to which it corresponds and contain an itemized breakdown of all fees and expenses (and be accompanied by reasonable and relevant supporting documentation upon Client’s written request). Invoices will be sent electronically via e-mail to [***]. Unless otherwise specified in this Agreement, all amounts due to CRL hereunder shall be paid by Client within thirty (30) days following the invoice date; provided, that the invoice shall be sent upon the earlier of (i) the date of shipment of the Drug Product or (ii) three (3) days after Client’s release of the Drug Product in accordance with the Quality Agreement; provided, that Client may reasonably dispute any invoice or portion thereof to the extent that it reasonably believes that the charges reflected therein are inappropriate or lack a clear basis. Once such dispute is resolved, Client shall pay any remaining undisputed charges within thirty (3) days of the date that such resolution occurs. Each CRL invoice or portion thereof that is not the subject of a bona fide dispute shall be payable within such time period described in the preceding sentence and thereafter unpaid balances shall bear interest at a rate equal to the lesser of [***] per annum or the highest rate allowed by Law, unless determined not to be properly payable hereunder.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE 9

CONFIDENTIALITY; Intellectual Property

ARTICLE 9

9.1 Confidential Information. Each of CRL and Client shall maintain all Confidential Information received from the other Party with the same degree of care it maintains the confidentiality of its own Confidential Information, but in no event less than a reasonable degree of care. Neither Party shall use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its agents who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement and who are subject to restrictions on use and nondisclosure obligations at least as stringent as those obligations set forth in this Agreement. A Receiving Party shall advise any agent who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto and the Receiving Party shall ensure that all such agents comply with such obligations as if they had been a party hereto.

9.2 Permitted Disclosures.

9.2.1 Required Disclosures.  Notwithstanding anything to the contrary in this Agreement, the Receiving Party shall have the right to disclose any Confidential Information provided hereunder if, in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is required by court order, legal process or applicable Law.  Where practicable, the Receiving Party shall (a) promptly notify the Disclosing Party of the Receiving Party’s intent to make such disclosure of Confidential Information pursuant to the provision of the preceding sentence sufficiently prior to making such disclosure to allow the Disclosing Party adequate time to take whatever action the Disclosing Party may deem to be appropriate to protect the confidentiality of the information, and (b) thereafter disclose only the minimum information required to be disclosed in order to comply with such order, legal process or applicable Law.

9.2.2 Regulatory Filings.  Notwithstanding anything in this Agreement to the contrary, Client and its Affiliates, licensees and sublicensees may use Confidential Information of CRL in connection with regulatory filings related to the Product.  To the extent consistent with the foregoing sentence, Client may disclose Confidential Information of CRL (a) to any Governmental Authority, and (b) to any Affiliate of Client or to any licensee or sublicense or other Third Party who is manufacturing Drug Product, Product or providing related services to Client or any of its Affiliates, licensees or sublicensees; provided, that each such Third Party other than a Governmental Authority is under an obligation of confidentiality and restrictions on use with respect to such information that are at least as restrictive as those applicable to Client under this Article 9.

9.3 Return of Confidential Information.  Upon termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the Receiving Party’s or its agents’ possession, except that the Receiving Party may keep one copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes and/or

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compliance with applicable Laws. Such copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Article 9. Notwithstanding anything to the contrary in this Agreement, the Receiving Party shall have the right to disclose any Confidential Information provided hereunder if, in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is necessary to comply with the terms of this Agreement or the requirements of any Law.  Where possible, the Receiving Party shall notify the Disclosing Party of the Receiving Party’s intent to make such disclosure of Confidential Information pursuant to the provision of the preceding sentence sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action the Disclosing Party may deem to be appropriate to protect the confidentiality of the information.

9.4 Public Announcements. Except as may be required by applicable Laws, neither Party will make any public announcement of any information regarding this Agreement or any agreement related hereto without the prior written approval of the other Party. Once any written statement is approved for disclosure by the Parties or information is otherwise made public in accordance with the preceding sentence, either Party may make a subsequent public disclosure of the contents of such statement without further approval of the other Party.

9.5 Confidentiality of this Agreement. The terms of this Agreement shall be Confidential Information of each Party and, as such, shall be subject to the provisions of this Article 9.
9.6 Inventions.

9.6.1 Materials.  All documentation, information, and biological, chemical or other materials controlled by Client and furnished to CRL, including without limitation the Compound and all associated Intellectual Property Rights, will remain the exclusive property of Client.  CRL will use such materials provided by Client only as necessary to perform the Manufacturing Activities hereunder.

9.6.2 Data and Inventions.

(a) All data, information, reports and any and all related documentation, which are developed, generated or derived, directly or indirectly, by CRL (or by any subcontractor of agent of CRL) for Client during the term of this Agreement (the “Data”), and all inventions, discoveries, formulae, procedures, any other intellectual property, and any improvements thereto, whether patentable or not, which result or evolve directly or as a result of the services provided hereunder by CRL (or by any subcontractor or agent of CRL) (the “Inventions”) shall be and remain the sole and exclusive property of Client.  CRL hereby assigns to Client all of the right, title and interest of CRL in and to all Data and Inventions and all intellectual property rights therein, including, without limitation, patents, copyrights, trademarks, applications, service marks, trade names, applications for any of the foregoing, firmware, trade secrets, mask works, industrial design rights, rights of priority, know-how, concepts, processes, data rights, design flows, methodologies, and any and all other legal rights protecting proprietary intangible property (collectively, “Intellectual Property Rights”) therein.  CRL agrees to promptly notify Client upon its knowledge of the creation and/or existence of all such Inventions and Intellectual

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Property Rights and reasonably cooperate with and assist Client, at Client’s expense, to apply for, and to execute any applications and/or assignments reasonably necessary to obtain any patent, copyright or other statutory protections for Inventions in Client’s name as Client deems appropriate.  All work product resulting from the Manufacturing Activities that are “Works Made for Hire” as defined in the U.S. Copyright Act and other copyrightable works will be deemed, upon creation, to be assigned to Client.  Client will be free to use Data for any and all purposes.

(b) Notwithstanding the foregoing, any present and future documentation, testing methods, practices, procedures, techniques, tests, test apparatus, equipment, materials, control data, or any inventions, improvements or developments or intellectual property relating to the conduct of CRL’s business, drug delivery technology, formulation, analysis or manufacturing process of pharmaceutical products generally, or other information related thereto, owned or licensed by CRL (or by any subcontractor or agent of CRL), and not resulting from CRL’s performance of its obligations herein (“CRL Invention”, with Data relating thereto, “CRL Data”), shall be and remain the property of CRL.  CRL hereby grants to Client a worldwide, royalty-free, exclusive license, with right to sublicense, upon written notice to CRL, to develop, use, manufacture and sell such CRL Invention and CRL Data in connection with the development, use, manufacture, offer for sale, import and sale of the Drug Product.

(c) During the term of this Agreement, Client hereby grants to CRL a non-exclusive, fully paid-up, royalty-free license under any Intellectual Property Rights owned or controlled by Client to perform the Manufacturing Activities in accordance with the terms and conditions of this Agreement.  CRL acknowledges and agrees that (i) it shall have no right or license to use any Intellectual Property Rights owned or controlled by Client except to perform the Manufacturing Activities in accordance with the terms and conditions of this Agreement, and (ii) it shall not manufacture or supply Drug Product for any Third Party.

(d) In the event CRL conceives or reduces to practice an invention related to the Compound, Data, Materials or Client Confidential Information in breach of its obligations under this Agreement, CRL agrees that Client shall be the sole and exclusive owner such invention and of any intellectual property rights therein. CRL shall execute and deliver any documents of assignment and conveyance to effectuate the ownership of Client therein.

9.7 Survival. The obligations and prohibitions contained in this Article 9 shall survive the expiration or termination of this Agreement.
ARTICLE 10

REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1 Representations of CRL. CRL represents, warrants and covenants to Client that:

10.1.1 all Drug Product shall be packaged and shipped in accordance with Client’s labeling instructions and shall not be adulterated or misbranded within the meaning of the Act, and is not an article which may not, under the Act, be introduced into interstate commerce;

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10.1.2 all Drug Product shall be manufactured, generated, processed, packaged, transported, treated, stored, disposed and handled by CRL in accordance with and conform to the Specifications, cGMPs, the Master Batch Record, all applicable Laws, the Quality Agreement and any further formulating, manufacturing, packaging or other standards agreed in writing by the Parties;

10.1.3 all Drug Product so sold and shipped shall be manufactured in accordance with all applicable Laws in effect at the time and place of manufacture of such Drug Product, and all Waste, including but not limited to all hazardous waste, generated at the time of manufacture of Drug Product shall be disposed by it in accordance with all applicable Laws;

10.1.4 all records as are necessary and appropriate to demonstrate compliance with applicable Laws shall be maintained by CRL and such manufacture of Drug Product shall be performed in a facility maintaining a current drug establishment registration with the FDA as set forth in 21 C.F.R. Part 207 and the necessary authorisation delivered by a Governmental Authority having jurisdiction over the manufacture of the Drug Product, including the competent authorities of the individual EU Member States;

10.1.5 the ownership and operation of the Facilities shall be in material compliance with cGMPs, all applicable Laws (including the receipt and possession of all applicable permits and authorizations, including a current drug establishment registration with the FDA as set forth in 21 C.F.R. Part 207, if applicable), no suspension, revocation, or cancellation of such permits and authorizations is pending or threatened, and there is no basis for believing such permits and authorizations will not be renewable upon expiration;

10.1.6 neither it nor any of its officers or employees has received any notice or communication from the FDA or other Governmental Authority requiring, recommending, threatening, or initiating any action alleging noncompliance with applicable Laws, that would materially impact CRL’s ability to deliver Drug Product pursuant to this Agreement;

10.1.7 there have not been and are not now any FDA Form 483 observations, civil, criminal or administrative actions, suits, demands, claims, complaints, hearings, investigations, demand letters, warning or untitled letters, proceedings or requests for information pending or in effect against CRL or any of its officers and employees for alleged noncompliance with applicable Laws, that would (in each case) materially impact CRL’s ability to deliver Drug Product pursuant to this Agreement;

10.1.8 neither it nor any person who will perform any of the Manufacturing Activities for Client (a) has been debarred or subject to temporary denial of approval pursuant to 21 U.S.C. § 335a, or excluded, suspended, declared ineligible under other Applicable Laws, including, but not limited to, 42 U.S.C. § 1320a-7, and (b) to  its knowledge, is not under consideration to be excluded, suspended, declared ineligible, or debarred or subject to temporary denial of approval, and CRL will not utilize any debarred individual or debarred entity in the performance of any Manufacturing Activities at any time during the term of this Agreement;

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10.1.9 (a) CRL has and shall maintain all federal, state and local licenses or registrations necessary to the manufacture and supply of the Drug Product (including, but not limited to the lawful handling, storage, dispensing and shipping of pharmaceutical products),(b) each such license or registration is valid and in full force and effect, (c) there is no pending or threatened suspension, revocation or cancellation of any such license or registration, and (d) there is no basis for believing any such license or registration will not be renewable upon expiration;

10.1.10 the Drug Product delivered to Client will be free and clear of all liens and encumbrances; and

10.1.11 CRL shall notify Client promptly of any breach of the representations, warranties or covenants set forth in this Section 9.1, including without limitation, of any denial, revocation or suspension of, or any adverse action taken against, any required license or registration, or any material changes in such license or registration, that would limit the ability of CRL to perform its obligations under this Agreement.

10.2 Mutual Representations and Warranties. Client and CRL each represents and warrants to the other as of the Effective Date that:
10.2.1 it has full corporate right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement;

10.2.2 the execution and delivery of this Agreement by such Party and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations existing as of the Effective Date and applicable to such Party and (b) do not conflict with, violate, breach or constitute a default under, and are not prohibited or materially restricted by, any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date; and

10.2.3 such Party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by such Party does not require any shareholder action or approval or the approval or consent of any Third Party, and the Person executing this Agreement on behalf of such Party is duly authorized to do so by all requisite corporate action.

9.2.4neither Party’s performance of its obligations under this Agreement and the use of any Intellectual Property Rights, Materials, or Compound owned or controlled by it in the performance of this Agreement will not infringe or misappropriate any patent, trade secret or other proprietary or Intellectual Property Right or other proprietary right of any Third Party, and that at the time of its execution of this Agreement there is no threatened litigation with respect to any of the foregoing and each Party shall promptly notify the other Party should it become aware of any claims alleging such infringement or misappropriation of any Third Party.

10.3 Disclaimer of Warranty. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES

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OR COVENANTS, STATUTORY OR OTHERWISE, CONCERNING THE DRUG PRODUCT. WITHOUT LIMITING THE FOREGOING, NEITHER PARTY MAKES ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE REGARDING THE DRUG PRODUCT. IN NO EVENT WILL CRL BE RESPONSIBLE FOR STABILITY OF THE DRUG PRODUCT MANUFACTURED IN ACCORDANCE WITH THE SPECIFICATIONS.

ARTICLE 11

INDEMNIFICATION AND INSURANCE

11.1 Indemnification by CRL. CRL hereby agrees to defend Client and their respective Affiliates, directors, officers, employees, agents, successors and assigns from and against any and all Claims of a Third Party and to indemnify and hold Client and their respective Affiliates, directors, officers, employees, agents, successors and assigns, harmless from and against any and all losses, damages, costs, penalties, liabilities (including strict liabilities), judgments, amounts paid in settlement, fines and expenses (including court costs and reasonable fees of attorneys and other professionals) (individually and collectively, the “Losses of Client”) arising out of or in connection with: (a) the negligence or willful misconduct of CRL or any Person for whose actions or omissions CRL is legally liable; (b) a breach by CRL of its representations, warranties and/or covenants hereunder; or (c) any claim asserted by a Third Party that CRL, in performing the services hereunder, has infringed or misappropriated any proprietary or confidential information or intellectual property rights of such Third Party, except as relate to any materials, specifications or instructions provided to CRL by Client or its affiliates; provided, however, that in all cases referred to in this Section 10.1, CRL shall have no liability to Client for any Losses of Client to the extent that such Losses of Client were caused by any item for which Client is required to indemnify CRL pursuant to Section 10.2.

11.2 Indemnification by Client. Client hereby agrees to defend CRL and its Affiliates and their respective directors, officers, employees, agents, successors and assigns from and against any and all Claims of a Third Party and to indemnify and hold CRL and its Affiliates and their respective directors, officers, employees, agents, successors and assigns, harmless from and against any and all losses, damages, costs, penalties, liabilities (including strict liabilities), judgments, amounts paid in settlement, fines and expenses (including court costs and reasonable fees of attorneys and other professionals) (individually and collectively, the “Losses of CRL”) arising out of or in connection with: (a) the negligence or willful misconduct of Client or any Person for whose actions or omissions Client is legally liable; (b) a breach by Client of its representations, warranties and/or covenants hereunder; (c) injuries and/or death to humans resulting from the use of Compound provided by Client to CRL for use in manufacturing the Drug Product; (d) the research, development, manufacture, distribution, use, sales or other disposition by Client, or any distributor, collaborator, customer, sublicensee, contractor, subcontractor, representative or agent of Client, of the Drug Product, Product, Compound or Client Confidential Information; or (e) patent infringement relating to the Compound; provided, however, that in all cases referred to in this Section 10.2, Client shall have no liability to CRL for

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any Losses of CRL to the extent that such Losses of CRL were caused by any item for which CRL is required to indemnify Client pursuant to Section 10.1.
11.3 Indemnification Procedure.

11.3.1 Notice. Each Party will notify promptly the other if it becomes aware of a Claim (actual or potential) by any Third Party (a “Third Party Claim”) for which indemnification may be sought by that Party and will give such information with respect thereto as the other Party shall reasonably request. If any proceeding (including any governmental investigation) is instituted involving any Party for which such Party may seek an indemnity under Section 10.1 or 10.2, as the case may be (the “Indemnified Party”), the Indemnified Party shall not make any admission or statement concerning such Third Party Claim, but shall promptly notify the other Party (the “Indemnifying Party”) orally and in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any Third Party Claims that are the subject matter of such proceeding. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party to the extent any admission or statement made by the Indemnified Party or any failure by such Party to notify the Indemnifying Party of the claim materially prejudices the defense of such claim.

11.3.2 Defense of Claim. If the Indemnifying Party elects to defend or, if local procedural rules or laws do not permit the same, elects to control the defense of a Third Party Claim, it shall be entitled to do so provided it gives notice to the Indemnified Party of its intention to do so within thirty (30) days after the receipt of the written notice from the Indemnified Party of the potentially indemnifiable Third Party Claim (the “Litigation Condition”); provided, that the Indemnifying Party expressly agrees the Indemnifying Party shall be responsible for satisfying and discharging any award made to the Third Party as a result of such proceedings or settlement amount agreed with the Third Party in respect of the Third Party Claim without prejudice to any provision in this Agreement or right at law which will allow the Indemnifying Party subsequently to recover any amount from the Indemnified Party to the extent the liability under such settlement or award was attributable to the Indemnified Party. Subject to compliance with the Litigation Condition, the Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party (such acceptance not to be unreasonably withheld, refused, conditioned or delayed) to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. The Indemnified Party shall not settle any claim for which it is seeking indemnification without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld, refused, conditioned or delayed. The Indemnified Party shall, if requested by the Indemnifying Party, cooperate in all reasonable respects in the defense of such claim that is being managed and/or controlled by the Indemnifying Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, refused, conditioned or delayed), effect any settlement of any pending or threatened proceeding in which the Indemnified Party is, or based on the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party,

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unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding. If the Litigation Condition is not met, then neither Party shall have the right to control the defense of such Third Party Claim and the Parties shall cooperate in and be consulted on the material aspects of such defense at the each Party’s own expense; provided that if the Indemnifying Party does not satisfy the Litigation Condition, the Indemnifying Party may at any subsequent time during the pendency of the relevant Third Party Claim irrevocably elect, if permitted by local procedural rules or laws, to defend and/or to control the defense of the relevant Third Party Claim so long as the Indemnifying Party also agrees to pay the reasonable fees and costs incurred by the Indemnified Party in relation to the defense of such Third Party Claim from the inception of the Third Party Claim until the date the Indemnifying Party assumes the defense or control thereof.

11.4 Assumption of Defense. Notwithstanding anything to the contrary contained herein, an Indemnified Party shall be entitled to assume the defense of any Third Party Claim with respect to the Indemnified Party, upon written notice to the Indemnifying Party pursuant to this Section 10.4, in which case the Indemnifying Party shall be relieved of liability under Section 10.1 or 10.2, as applicable, solely for such Third Party Claim and related Losses of Client or Losses of CRL, as applicable.

11.5 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES, AND ANY PERSON IN PRIVITY WITH ANY OF THE FOREGOING, IN CONNECTION WITH A BREACH OR ALLEGED BREACH OF THIS AGREEMENT. CRL’S LIABILITY UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED [***], PROVIDED THAT THE FOREGOING SHALL NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY UNDER THIS ARTICLE 10 FROM AND AGAINST CLAIMS OF THIRD PARTIES, OTHER THAN ANY PERSON IN PRIVITY WITH ANY PARTY OR CRL’S OBLIGATIONS OF CONFIDENTIALTY AND INTELLECTUAL PROPERTY CONTAINED IN SECTION 8.

11.6 Insurance. During the term of this Agreement and for a period of five (5) years after its termination, each Party shall obtain and/or maintain, respectively, at its sole cost and expense, liability insurance in amounts, respectively, required by applicable Laws, but in no event less than [***]. Such liability insurance shall insure against all liability, including personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of the Drug Product. Each Party shall provide written proof of the existence of such insurance to the other Party upon request.

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ARTICLE 12

TERM AND TERMINATION

12.1 Term. Unless terminated sooner as permitted hereunder, this Agreement shall commence on the Effective Date and shall expire on the third (3rd) anniversary of the launch date of the Product, provided that unless Client gives written notice at least six (6) months prior to the expiration of the initial term or any renewal term, this Agreement shall continue for successive two (2) year terms.

12.2 Termination. This Agreement may be terminated by Client upon six (6) months prior written notice to CRL in the event Client withdraws the Drug Product from the market. In addition, this Agreement may be terminated upon the written consent of both Parties, or upon the happening of one of the following events:

12.2.1 Termination by Client.  Following the initial three year term provided for in Section 11.1, Client shall have the right to terminate this Agreement or any Purchase Order hereunder for convenience upon one hundred eighty (180) days’ prior written notice.

12.2.2 Termination for Breach. Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in the event that the other Party (as used in this subsection, the “Breaching Party”) shall have materially breached or defaulted in the performance of any of its obligations. The Breaching Party shall have sixty (60) days (thirty (30) days if solely monetary defaults) after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default. Any such termination shall become effective at the end of such sixty (60)-day period (ten (10) business day period if solely monetary defaults) unless the Breaching Party has cured any such breach or default prior to the expiration of such sixty (60)-day period (ten (10) business day period if solely monetary defaults).

12.2.3 Termination for Force Majeure Event. Notwithstanding anything to the contrary contained in this Agreement, in the event a Force Majeure Event shall have occurred and be continuing for ninety (90) consecutive days, either Party shall be entitled to terminate this Agreement effective immediately upon written notice to the Party suffering such Force Majeure Event; provided, that such termination shall not be deemed a breach by the Party suffering such Force Majeure Event.

12.3 Termination for Reasons of Insolvency or Termination of Business Activities. Either Party shall be entitled to terminate this Agreement if the other Party becomes insolvent or is the subject of a petition in bankruptcy whether voluntary or involuntary or of any other proceeding under bankruptcy, insolvency or similar laws, makes an assignment for the benefit of creditors, is named in such a petition, or its property is subject to a suit for the appointment of a receiver, or is dissolved or liquidated. Such termination right may be exercised without the need for written notice within thirty (30) days following the date as of which the Party entitled to terminate receives knowledge of such insolvency or termination of business activities by the other Party.

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ARTICLE 13

RIGHTS AND DUTIES UPON TERMINATION

13.1 Pending Purchase Orders. Except in cases of the termination of this Agreement for a Force Majeure Event or as otherwise expressly set forth in this Agreement, the termination of this Agreement shall not affect Purchase Orders placed by Client and accepted by CRL at the time notice of termination is given and until the time any such termination becomes effective.

13.2 Outstanding Payment. Payments of amounts owing to either Party under this Agreement as of its expiration or termination shall be due and payable within the later of (a) to the extent such amounts can be calculated and a fixed sum determined at the time of expiration or termination of this Agreement, forty-five (45) days after the date of such expiration or termination or (b) ten (10) days after the date in which such amounts can be calculated and a fixed sum determined. Notwithstanding anything to the contrary contained in this Agreement, except when Client has terminated this Agreement as the result of CRL’s breach pursuant to Section 12.2.1, Client shall (a) compensate CRL for all services actually performed hereunder prior to termination of this Agreement or any Purchase Order(s) and (b) reimburse CRL for all expenses reimbursable in a Purchase Order actually incurred and any reimbursable commitments made by CRL in connection with such Purchase Order that are not cancelable.

13.2.1 Return of Materials. Within thirty (30) days following the expiration or termination of this Agreement, each Party shall destroy or return to the other Party all tangible items bearing, containing or contained in any of the Confidential Information of the other Party, and shall provide the other Party written certification of such destruction or return. CRL shall also promptly (a) return to Client or destroy, at Client’s election, all unused quantities of Compound being held by CRL, and (b) transfer to Client or its designee all materials ordered by CRL for Client and all Drug Product (including any work-in-process), in each case at Client’s cost.

13.3 Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration. Such termination or expiration shall not relieve any Party from obligations which are expressly or by implication intended to survive termination or expiration of this Agreement and shall not affect or prejudice any provision of this Agreement which is expressly or by implication provided to come into effect on, or continue in effect after, such termination or expiration.  Further, Sections 1, 3, 7, 9 (Confidentiality, IP), 10, 11, 12, 13, 14 will survive expiration or termination of this Agreement.

ARTICLE 14

GENERAL PROVISIONS

14.1 Relationship of the Parties. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee benefits of such

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employee. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without such Party’s approval. For all purposes and notwithstanding any other provision of this Agreement to the contrary, CRL’s legal relationship under this Agreement to Client shall be that of independent contractor. This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of co-partners or joint ventures between the Parties.

14.2 Covenant Not to Compete. CRL agrees that during the term of this Agreement (whether on its own behalf or with or on behalf of any Person), and shall not permit any of its Affiliates to, directly or indirectly:

14.2.1 carry on or be engaged, concerned, interested or in any way assist in the development or manufacture of, consulting, validation, contract manufacturing or any other services with respect to (a) any prescription or over the counter formulation of the Drug Product, Compound or Product, or (b) any generic, copycat versions, including Compounds or Products in the PARP inhibitor class, of the Drug Product, Compound or Product, including any salts, hydrates, polymorphs or anhydrous form thereof; or

14.2.2 sell, market, distribute or seek customers for or advertise any prescription or over the counter formulation of Drug Product, Compound or Product.

14.3 Force Majeure. The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected or any of its Affiliates, not due to malfeasance by such Party or its Affiliates, and which could not with the exercise of due diligence have been avoided (each, a “Force Majeure Event”), including an injunction, order or action by a Governmental Authority, fire, strike, riot, civil commotion, act of God, or change in applicable Laws, shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of the Force Majeure Event. The Party prevented from performing its obligations or duties because of a Force Majeure Event shall promptly notify the other Party of the occurrence and particulars of such Force Majeure Event and shall provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure Event and with notice of the termination thereof. The Party so affected shall use commercially reasonable efforts to avoid or remove such causes of nonperformance as soon as is reasonably practicable. Upon termination of the Force Majeure Event, the performance of any suspended obligation or duty shall promptly recommence. The Party subject to the Force Majeure Event shall not be liable to the other Party or any Third Party for any direct, indirect, consequential, incidental, special, punitive, exemplary or other damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of a Force Majeure Event, provided such Party complies in all material respects with its obligations under this Section 13.4.

14.4 Governing Law. This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive Law of the State of Delaware notwithstanding

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the provisions governing conflict of Laws to the contrary, except matters of intellectual property Law which shall be determined in accordance with the intellectual property Laws relevant to the intellectual property in question. The UNCITRAL Convention for the International Sale of Goods, as well as any other unified Law relating to the conclusion and implementation of contracts for the international sale of goods, shall not apply.

14.5 Jurisdiction. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of Delaware or of the United States District Court for District of Delaware, and, by execution and delivery of this Agreement; each Party hereby irrevocably accepts the exclusive jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such court lacks jurisdiction over it or to the laying of venue, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over it or any such action or proceeding has been brought in an inconvenient forum.

14.6 Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement, in whole or in part, to any of its Affiliates  and such Party remains responsible for the performance of such Affiliate; and provided further, that either Party may assign this Agreement to a successor to all or substantially all of the assets or line of business to which this Agreement relates whether by merger, sale of stock, sale of assets or other similar transaction. No assignment will relieve either Party of the performance of any accrued obligation that such Party may then have under this Agreement. This Agreement shall be binding upon, and subject to the terms of the foregoing sentence, inure to the benefit of the Parties hereto, their permitted successors, legal representatives and assigns.

14.7 Notices. All notices hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile with confirmation of receipt, by mail (first class, postage prepaid), or by overnight delivery using a globally-recognized carrier, to the Parties at the following addresses:

     Client:TESARO Bio GmbH

Poststrasse 6

6300 Zug, Switzerland

Attention: Legal

With copy to:

TESARO, Inc.

1000 Winter Street, #3300

Waltham, MA 02451

Attention: General Counsel

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     CRL:Charles River Laboratories Contract Manufacturing PA, LLC

3 Chelsea Parkway

Boothwyn, PA 19061

Facsimile: 610-485-5933

Attn: Nutan Gangrade, Managing Director

or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor. All notices shall be deemed effective upon receipt by the addressee.

14.8 Severability. In the event of the invalidity of any provisions of this Agreement or if this Agreement contains any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Agreement. The Parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the Parties’ presumed intentions. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require either Party to violate any applicable Laws.

14.9 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

14.10 Certain Conventions. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender, (b) words such as “herein”, “hereof’, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, and (d) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation”, “interalia”, “among other things” or words of similar import.

14.11 Waiver; Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by Law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.  The Parties acknowledge that monetary damages may not be sufficient to remedy a breach by either Party of this Agreement and agree that the non-breaching Party will be entitled to seek specific performance, injunctive and/or other

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equitable relief to prevent breaches of this Agreement and to specifically enforce the provisions hereof in addition to any other remedies available at law or in equity.

14.12 Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitute the entire agreement between the Parties, and supersede all previous agreements and understandings between the Parties, whether written or oral, with respect to the within subject matter. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of Client and CRL.

14.13 No License. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right in either Party, to or in respect of any Drug Product, patent, trademark, Confidential Information, trade secret or other data or any other intellectual property of the other Party, except as expressly set forth herein.

14.14 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any debt, liability or obligation (or otherwise) against either Party.

14.15 Counterparts. This Agreement may be executed in any two counterparts, each of which, when executed, shall be deemed to be an original and both of which together shall constitute one and the same document; and such counterparts may be delivered to the other Party by facsimile.

[Signature page follows]

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IN WITNESS WHEREOF, Client and CRL, by their duly authorized officers, have executed this Agreement as of the Effective Date.

CLIENT:

TESARO Bio GmbH

By:_/s/ Orlando Oliveira__________________________

Name: Orlando Oliveira

Title: SVP & General Manager International

CRL:

Charles River Laboratories Contract Manufacturing PA, LLC

By:_/s/ Nutan Gangrade__________________________

Name: Nutan Gangrade, PhD

Title: Managing Director

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Schedule 1.62

DRUG PRODUCT SPECIFICATIONS

Storage: [***]

Test Attribute	Method	Acceptance Criteria
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]		[***]
[***]	[***]	[***]

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Schedule 2.3

CURRENT APPROVED SUBCONTRACTORS

[***]

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Schedule 3.2

QUALITY AGREEMENT

See attached.

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Schedule 8.1

SUPPLY PRICE

Batches/year	[***] capsules
[***]	[***]
[***]	[***]
[***]	[***]

Assumptions:

[***]

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